Exhibit 10.2

FIRST AMENDMENT TO CREDIT AGREEMENT

Among

NAMI HOLDING COMPANY, LLC,
as Borrower,

CITIBANK, N.A.,
as Administrative Agent and L/C Issuer,

and

CITIBANK, N.A.,
as Co-Lead Arranger, Sole Bookrunner
and Co-Syndication Agent,

and

BNP PARIBAS,
as Co-Lead Arranger and Co-Syndication Agent

and

THE LENDERS PARTY HERETO

Dated as of March 2, 2007

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT TO CREDIT AGREEMENT made as of March 2, 2007 (this “First Amendment” or “Amendment”), is entered into among NAMI HOLDING COMPANY, LLC, a limited liability company duly formed and existing under the laws of the Commonwealth of Kentucky (the “Borrower”), the lenders listed on the signature pages hereto as Lenders (the “Lenders”), and CITIBANK, N.A., as Administrative Agent and L/C Issuer.

R E C I T A L S

A.            The Borrower, the Lenders, the Administrative Agent and the L/C Issuer are parties to that certain Credit Agreement dated as of January 3, 2007 (the “Original Credit Agreement”).

B.            The parties desire to amend the Original Credit Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Same Terms.  All terms used herein which are defined in the Original Credit Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides.  In addition, all references in the Loan Documents to the “Agreement” shall mean the Original Credit Agreement, as amended by this Amendment, as the same shall hereafter be amended from time to time.  In addition, the following terms shall have the meanings set forth below:

“Effective Date” means March 2, 2007.

“Modification Papers” means this Amendment, and all of the other documents and agreements executed in connection with the transactions contemplated by this Amendment.

2.             Conditions Precedent.  The transactions contemplated by this Amendment shall be deemed to be effective as of the Effective Date, when the following conditions have been complied with to the satisfaction of the Administrative Agent, unless waived in writing by the Administrative Agent:

A.            First Amendment to Credit Agreement.  This Amendment to Credit Agreement shall be in full force and effect.

B.            Fees and Expenses.  The Administrative Agent shall have received payment of all out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) incurred by The Administrative Agent in connection with the preparation, negotiation and execution of the Modification Papers.

C.            Representations and Warranties  All representations and warranties contained herein or in the documents referred to herein or otherwise made in writing in connection herewith or therewith shall be true and correct with the same force and effect as though such representations and warranties have been made on and as of this date.

3.             Amendments to Original Credit Agreement.  On the Effective Date, the Original Credit Agreement shall be deemed to be amended as follows:

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(a)           The last sentence of the definition of “Applicable Margin” contained in Section 1.02 of the Original Credit Agreement shall be amended to read in its entirety as follows:

“Notwithstanding the foregoing grid, if an Equity Event has not resulted in the repayment of at least $80,000,000 of Indebtedness on or before July 1, 2007, then the Applicable Margin commencing July 1, 2007 and continuing until an Equity Event has resulted in the repayment of at least $80,000,000 of Indebtedness, shall be as follows:

Eurodollar Loans	3.00%
ABR Loans	4.00%
Commitment Fee Rate	0.50%
Letter of Credit Fee	3.00%”

(b)           Section 1.02 of the Original Credit Agreement shall be amended by adding the following definitions thereto in appropriate alphabetical order:

“‘Consolidated Leverage Ratio’ means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Total Debt as of such date to (b) EBITDA (i) for the one fiscal quarter period ending March 31, 2007 times four, (ii) for the two fiscal quarter period ending June 30, 2007 times two, (iii) for the three consecutive fiscal quarter period ending September 30, 2007 times 4/3, or (iv) for each four consecutive fiscal quarter period ending on and after December 31, 2007.  For purposes of calculating the Consolidated Leverage Ratio at any date, EBITDA shall be calculated on a pro forma basis (as certified by the Borrower to the Administrative Agent and as approved by the Administrative Agent) assuming that all acquisitions made, and all dispositions completed, during the four consecutive fiscal quarters then most recently ended have been made on the first day of such period (but without any adjustment for projected cost savings or other synergies).”

(c)           Section 9.01(b) of the Original Credit Agreement shall be amended to read in its entirety as follows:

“(b)         Consolidated Leverage Ratio.  The Borrower will not, as of the last day of any fiscal quarter beginning with the fiscal quarter ending March 31, 2007, permit its Consolidated Leverage Ratio to be greater than 4.0 to 1.0.”

4.             Certain Representations.  The Borrower represents and warrants that, as of the Effective Date:  (a) the Borrower has full power and authority to execute the Modification Papers and the Modification Papers constitute the legal, valid and binding obligation of the Borrower enforceable in accordance with their terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; and (b) no authorization, approval, consent or other action by, notice to, or filing with, any governmental authority or other person is required for the execution, delivery and performance by the Borrower thereof.  In addition, the Borrower represents that all representations and warranties contained in the Original Credit Agreement are true and correct in all material respects on and as of the Effective Date (except representations and warranties that relate to a specific prior date are based upon the state of facts as they exist as of such date).

5.             No Further Amendments.  Except as previously amended in writing or as amended hereby, the Original Credit Agreement shall remain unchanged and all provisions shall remain fully effective between the parties.

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6.             Limitation on Agreements.  The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Original Credit Agreement or any of the Loan Documents, or (b) to prejudice any right or rights which the Administrative Agent or any Lender now has or may have in the future under or in connection with the Original Credit Agreement and the Loan Documents, each as amended hereby, or any of the other documents referred to herein or therein. The Modification Papers shall constitute Loan Documents for all purposes.

7.             Counterparts.  This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

8.             Incorporation of Certain Provisions by Reference.  The provisions of Section 12.09 of the Original Credit Agreement captioned “Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial” are incorporated herein by reference for all purposes.

9.             Entirety, Etc.  This instrument and all of the other Loan Documents embody the entire agreement between the parties.  THIS AMENDMENT AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signatures begin on next page.]

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The parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWER:	NAMI HOLDING COMPANY, LLC

	By:	/s/ Scott W. Smith
Scott W. Smith
President and Chief Executive Officer

ADMINISTRATIVE AGENT:	CITIBANK, N.A.
as Administrative Agent

	By:	/s/ Angela McCracken
Angela McCracken
Vice President

LENDERS:	CITIBANK, N.A.

	By:	/s/ Angela McCracken
Angela McCracken
Vice President

LENDERS:	BNP PARIBAS

	By:	/s/ Brian M. Malone
	Name:	Brian M. Malone
	Title:	Managing Director

	By:	/s/ Betsy Jocher
	Name:	Betsy Jocher
	Title:	Director